UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2015

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest Rochester, Minnesota	55901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2015, Karen Himle advised HMN Financial, Inc. (the “Company”) of her resignation from the board of directors of the Company, effective June 8, 2015.

On May 20, 2015, the board of directors of the Company accepted Ms. Himle’s resignation and elected Patricia S. Simmons to the board of directors of the Company, effective June 8, 2015. Dr. Simmons, age 64, retired in December 2014 from the Mayo Clinic, where she was a member of the medical staff from 1983 until her retirement, and served in various executive and administrative positions, most recently as Executive Medical Director for Health Policy, Medical Director of Mayo Clinic Abroad, and Professor and Chair of the Division of Pediatric and Adolescent Gynecology. No board of director committee assignments have been established for Dr. Simmons as of the date of this report.

Commencing with the effective date of her term as a director, Dr. Simmons will be entitled to cash compensation consistent with that described for other non-employee directors in the Company’s proxy statement relating to the Annual Meeting of Stockholders held April 28, 2015 (the “Proxy Statement”), including monthly fees of $1,250 and director committee attendance fees ranging from $300 to $500. Dr. Simmons is also entitled to a grant of restricted stock under the Company’s 2009 Equity Incentive Plan, effective upon the commencement of her term, consistent with the Company’s current non-employee director stock award practices. Commencing in 2015, on the date of each annual meeting of the Company’s stockholders, each non-employee director then elected or whose existing term as a director continues beyond the date of such annual meeting shall automatically be granted a restricted stock award under the 2009 Equity Incentive Plan consisting of a number of shares determined by dividing $4,000 by the closing sale price of a share of the Company’s common stock on the NASDAQ Stock Market on the date of grant, with such quotient rounded to the nearest whole share. These awards vest annually. Dr. Simmons is also entitled to defer cash director fees in accordance with the Directors Deferred Compensation Plan as described in the Proxy Statement, or to apply a percentage of cash director fees to the purchase, through an agent selected by the Company, of Company common stock at current market prices under the Company’s Non-Employee Director Stock Purchase Plan.

Item 8.01 Other Events.

On May 21, 2015, the United States Department of Treasury, the holder of an outstanding warrant (the “Warrant”) to purchase 833,333 shares of common stock of the Company at an exercise price of $4.68, announced that it had auctioned the Warrant in a private transaction with unaffiliated third party investors. Two of the investors received a Warrant to purchase 277,777.67 shares and one investor received a Warrant to purchase 277,777.66 shares. The Company will receive no proceeds from this transaction and it will have no effect on the Company’s capital, financial condition or results of operations. The aggregate clearing price in the auction was $5,700,600. The closing of the sale of the Warrants offered in the auction is expected to occur on or about May 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date: May 21, 2015	/s/ Jon Eberle

Jon Eberle
Senior Vice President,
Chief Financial Officer and
Treasurer

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